Exhibit 5(b)

INTERNAL REVENUE SERVICE							               DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY 11202


Date:  Dec. 9, 1987           Employer Identification Number:
	                                  22-2655304
                              File Folder Number:
                                   140007386
                              Person to Contact:
																																			CLIFTON BELNAVIS
FIRST ALBANY COMPANIES INC    Contact Telephone Number:
41 STATE STREET                    (718) 780-4042
ALBANY, NY  12207													Plan Name:
																															FIRST ALBANY COMPANIES INC
																															STOCK BONUS PLAN
																														Plan Number:  001



Dear Applicant:


          Based on the information supplied, we have made a favorable determination on you application identified above. Please keep this letter in your permanent records.

          Continued qualification of the plan will depend on its effect in operation under its present form. (See section 1.401-1(b)(3) of the Income Tax Regulations.) The status of the plan in operation will be reviewed periodically.

          The enclosed document describes the impact of Notice 86-13 and some events that could occur after you receive this letter that would automatically nullify it without specific notice from us. The document also explains how operation of the plan may affect afavorable determination letter, and contains information about filing requirements.

          This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other Federal of local statutes.

          We have sent a copy of this letter to your representative as indicated in the power of attorney.

          This determination letter is applicable for the plan adopted on July 1, 1987.

          If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                    Sincerely yours,



                                    /s/ Eugene D. Alexander
                                    --------------------------
                                    Eugene D. Alexander
                                    District Director


Enclosures:
Publication 794
OPWBP 515




INTERNAL REVENUE SERVICE                       DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
G.P.O. BOX 1680
BROOKLYN, NY  11202




Date:  Feb. 16, 1993          Employer Identification Number:
                                   22-2655304
                              File Folder Number:
                                   113025130
                              Person to Contact:
                                   ALLAN FELSEN
FIRST ALBANY COMPANIES INC.   Contact Telephone Number:
41 STATE STREET P.O. BOX 52        (516) 683-5395
ALBANY, NY 12201              Plan Name:
                              FIRST ALBANY COMPANIES INC. STOCK
                                BONUS PLAN
                              Plan Number: 001

Dear Applicant:

          We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

          Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

          The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

          This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

          This determination applies to plan year(s) beginning after Dec. 31, 1989.

          This determination letter is applicable for the amendment(s) adopted on May 29, 1990.

          This letter is based upon the certification and demonstrations you submitted pursuant to Revenue Procedure 91-66. Therefore, the certification and demonstrations are considered an integral part of this letter. Accordingly, YOU MUST KEEP A COPY OF THESE DOCUMENTS AS A PERMANENT RECORD OR YOU WILL NOT BE ABLE TO RELY ON THE ISSUES DESCRIBED IN REVENUE PROCEDURE 91-66.

          We have sent a copy of this letter to your representative as indicated in the power of attorney.

          If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.



                                   Sincerely yours,

                                   /s/ Herbert J. Huff
                                   ---------------------------
                                   Herbert J. Huff
                                   District Director

Enclosures
Publication 794
PWBA 515